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                          AGREEMENT AND PLAN OF MERGER


                                      among



                       INVESTORS FINANCIAL SERVICES CORP.,
                          INVESTORS ACQUISITION SUB. I
                                       AND
                          INVESTORS ACQUISITION SUB. II

                                       AND

                           AMT CAPITAL SERVICES, INC.,
                           AMT CAPITAL ADVISERS, INC.
                                       AND
                         THE SHAREHOLDERS LISTED HEREIN






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                            Dated as of May 12, 1998




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

                                TABLE OF CONTENTS
                                                                                                               PAGE
ARTICLE I
DEFINITIONS.....................................................................................................1

         1.01.  Definitions.....................................................................................1

ARTICLE II
THE MERGERS.....................................................................................................3

         2.01.  The Mergers.....................................................................................3
         2.02.  Closing.........................................................................................4
         2.03.  Effective Time..................................................................................4
         2.04  Effect of Each Merger............................................................................4
         2.05.  Certificate of Incorporation; By-Laws...........................................................4
         2.06  Directors and Officers...........................................................................4
         2.07  Consent of Shareholders..........................................................................5

ARTICLE III
CONVERSTION OF SHARES; EXCHANGE OF SHARES.......................................................................5

         3.01.  Conversion of Shares............................................................................5
         3.02.  Delivery of Parent Common Stock.................................................................6
         3.03.  Adjustments.....................................................................................7
         3.04.  Dissenting Shares...............................................................................7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE
COMPANY SHAREHOLDERS............................................................................................7

         4.01.  Corporate Existence.............................................................................7
         4.02.  Title to and Validity of Shares; Authority......................................................8
         4.03.  Governmental Authorization; Consents............................................................8
         4.04.  Non-Contravention...............................................................................8
         4.05.  Capitalization..................................................................................9
         4.06.  Subsidiaries....................................................................................9
         4.07.  Financial Statements............................................................................9
         4.08.  Absence of Certain Changes.....................................................................10
         4.09.  Property and Equipment.........................................................................10
         4.10.  No Undisclosed Material Liabilities............................................................11
         4.11.  Litigation.....................................................................................11
         4.12.  Material Contracts.............................................................................11
         4.13.  Insurance Coverage.............................................................................12
         4.14.  Compliance with Laws; No Defaults..............................................................12
         4.15.  Finders' Fees..................................................................................13
         4.16.  Intellectual Property..........................................................................13
         4.17.  Taxes..........................................................................................14
         4.18.  Employees......................................................................................15
         4.19.  Environmental Compliance.......................................................................16
         4.20.  Customers and Suppliers........................................................................16
         4.21.  Transactions with Affiliates...................................................................17
         4.22.  Other Information..............................................................................17
         4.23.  Investment Representations.....................................................................17
         4.24.  Accounts Receivable............................................................................18



ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS...................................................18

         5.01.  Organization and Existence.....................................................................18
         5.02.  Corporate Authorization........................................................................18
         5.03.  Governmental Authorization.....................................................................18
         5.04.  Non-Contravention..............................................................................18
         5.05.  Finders' Fees..................................................................................18
         5.06.  Purchase for Investment........................................................................18
         5.07.  Litigation.....................................................................................19
         5.08.  SEC Reports....................................................................................19
         5.09.  Validity of Parent Common Stock................................................................19
         5.10.  Absence of Certain Changes or Events...........................................................19
         5.11.  Capitalization.................................................................................19

ARTICLE VI
COVENANTS OF THE COMPANIES AND THE COMPANY SHAREHOLDERS........................................................20

         6.01.  Conduct of the Companies.......................................................................20
         6.02.  Access to Information..........................................................................21
         6.03.  Notices of Certain Events......................................................................21
         6.04.  No Negotiations with Third Parties.............................................................21
         6.05.  Confidentiality................................................................................21
         6.06.  Continuing Disclosure..........................................................................22
         6.07.  Taxation.......................................................................................22
         6.08.  Resale Covenant................................................................................22
         6.09.  Insurance......................................................................................22
         6.10.  Financial Statements...........................................................................22

ARTICLE VII
COVENANTS OF PARENT............................................................................................23

         7.01.  Confidentiality................................................................................23
         7.02.  Access.........................................................................................23
         7.03.  Documents to be Furnished......................................................................23
         7.04.  Tax Treatment..................................................................................23

ARTICLE VIII
COVENANTS OF ALL PARTIES ......................................................................................24

         8.01.  Best Efforts...................................................................................24
         8.02.  Certain Filings................................................................................24
         8.03.  Public Announcements...........................................................................24
         8.04.  Pooling........................................................................................24

ARTICLE IX
EMPLOYEE BENEFITS..............................................................................................24

         9.01.  Employee Benefits Definitions..................................................................24
         9.02.  ERISA Representations..........................................................................25
         9.03.  No Third Party Beneficiaries...................................................................26


                                       ii

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


ARTICLE X
CONDITIONS TO CLOSING..........................................................................................26

         10.01.  Conditions to the Obligations of Each Party...................................................26
         10.02.  Conditions to the Obligations of Parent and the Merger Subs...................................26
         10.03.  Conditions to the Obligations of the Companies and the Company Shareholders...................28

ARTICLE XI
SURVIVAL; INDEMNIFICATION......................................................................................28

         11.01.  Survival of Representations and Covenants.....................................................28
         11.02.  Indemnification...............................................................................29
         11.03.  Indemnification Procedure.....................................................................29
         11.04.  Claims Against Escrow.........................................................................31
         11.05.  No Waiver.....................................................................................31
         11.06.  Sole Remedy...................................................................................31

ARTICLE XII
TERMINATION....................................................................................................31

         12.01.  Grounds for Termination.......................................................................31
         12.02.  Effect of Termination.........................................................................32

ARTICLE XIII
MISCELLANEOUS..................................................................................................32

         13.01.  Company Shareholders..........................................................................32
         13.02.  Notices.......................................................................................32
         13.03.  Amendments; No Waivers........................................................................33
         13.04.  Expenses......................................................................................33
         13.05.  Successors and Assigns........................................................................33
         13.06.  Further Assurances............................................................................33
         13.07.  Governing Law.................................................................................33
         13.08.  Counterparts; Effectiveness...................................................................33
         13.09.  Entire Agreement..............................................................................34
         13.10.  Captions......................................................................................34
         13.11.  Jurisdiction..................................................................................34



Schedules

Schedule 4.01.....Corporate Existence                 Schedule 4.12.....Material Contracts
Schedule 4.02.....Title to and Validity of Shares     Schedule 4.14.....Permits Schedule
         .........Authority                           Schedule 4.16.....Intellectual Property
Schedule 4.03.....Governmental Authorities; Consents  Schedule 4.17.....Tax Matters
Schedule 4.04.....Non-Contravention                   Schedule 4.18.....Employees
Schedule 4.06.....Subsidiaries                        Schedule 4.20.....Customers and Suppliers
Schedule 4.07.....Financial Statements                Schedule 4.21.....Transactions with Affiliates
Schedule 4.08.....Absence of Certain Changes          Schedule 4.22.....Other Information
Schedule 4.09.....Property and Equipment              Schedule 6.01.....Conduct of the Companies
Schedule 4.10.....Liabilities                         Schedule 9.02.....ERISA Matters
Schedule 4.11.....Litigation                          Schedule 10.02....Certain Employees


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 12, 1998 by and among Investors Financial Services Corp., a Delaware corporation ("Parent"); Investors Acquisition Sub. I ("Merger Sub I") and Investors Acquisition Sub. II ("Merger Sub II"), both Delaware corporations and wholly-owned subsidiaries of Parent (Merger Sub I and Merger Sub II sometimes referred to herein collectively as the "Merger Subs"); AMT Capital Services, Inc. ("Capital Services") and AMT Capital Advisers, Inc. ("Capital Advisers"), both Delaware corporations (each of Capital Services and Capital Advisers sometimes referred to herein individually as a "Company" and collectively as the "Companies"); and Alan M. Trager ("Trager") and Carla E. Dearing ("Dearing") (collectively, "Company Shareholders" and each individually a "Company Shareholder").

                                    ARTICLE I

                                   DEFINITIONS

         1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "Ancillary Agreements" means the Registration Rights Agreement, the Non-Competition Agreement, the License Agreement, the Employment Agreement, the Escrow Agreement, the Pooling Lock-Up Agreement and the Space Agreement.

                  "Balance Sheet" means the consolidated balance sheets of each Company as of December 31, 1997 referred to in Section 4.07.

                  "Balance Sheet Date" means December 31, 1997.

                  "CERCLA" means the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended.

                  "Closing Financial Statements" means the unaudited consolidated balance sheets of each Company as of the date five business days prior to the Closing Date and the unaudited consolidated statements of income, cash flows and changes in stockholders' equity of each Company for the period from January 1, 1998 through the date five business days prior to the Closing Date.

                  "Closing Market Value" means the average of the closing bid price of the Parent Stock as reported on the Nasdaq Stock Market for the ten-day trading period ending two days prior to the Closing Date.

                  "Company Shares" means, collectively, the Advisors Shares and the Services Shares.

                  "Employment Agreement" means the Employment Agreement to be delivered by William Vastardis in the form attached hereto as Exhibit 1.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions, whether now or hereinafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" means all liabilities of the Companies and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to articles covered by Environmental Laws and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

                  "Escrow Agent" shall have the meaning ascribed thereto in the Escrow Agreement.

                  "Escrow Agreement" means the Escrow Agreement to be delivered by the Company Shareholders, Parent and the Escrow Agent in the form set forth in Exhibit 2.

                  "Hazardous Substance" means any toxic, caustic or otherwise hazardous substance, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, regulated under Environmental Laws.

                  "Intellectual Property" shall mean: all domestic and foreign letters patent, patents, patent applications and patent licenses; software and software licenses; know-how and know-how licenses; trade secrets and trade secret licenses; proprietary (including "confidential") information of every nature, and proprietary information licenses; common law trademarks; trademarks and trademark registration applications and registrations therefor; service marks, registered service marks and service mark registration applications; trade names, registered trade names and trade name registration applications; common law copyrights; registered copyrights and copyright registration applications; and all other technical or technological information or rights of every nature, owned by or licensed to the Companies or any Subsidiary, whether or not used by the Companies or any such Subsidiary in, or necessary to the conduct of, its business as presently conducted.

                  "License Agreement" shall mean the License Agreement to be delivered by Parent and Trager in the form attached hereto as Exhibit 3.

                  "Lien" means any mortgage, lien, pledge, charge, security interest, license, restriction or encumbrance of any kind whatsoever.

                  "Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), or results of operations of the Companies and the Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), or results or operations of the Companies and the Subsidiaries taken as whole.

                  "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "1933 Act Legend" means the following legend:

                           "The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from such registration is available."

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Non-Competition Agreement" means the Non-Competition Agreement to be delivered by Trager in the form attached hereto as Exhibit 4.

                  "Parent Stock" means the Parent's Common Stock, $.01 par value per share.

                  "Parent's Counsel" means the law firm of Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                  "Person" means an individual, corporation, partnership, association, limited liability company or partnership, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Pooling Lock-Up Agreement" means the Pooling Lock-Up Agreement to be delivered by the Company Shareholders in the form attached hereto as Exhibit 5.

                  "Registration Rights Agreement" means the Registration Rights Agreement to be delivered by the Parent and the Company Shareholders in the form attached hereto as Exhibit 6.

                  "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

                  "Release" has the meaning specified in 42 U.S.C. Section 9601.

                  "Space Agreement" means the Space Agreement to be delivered by Parent in a form acceptable to Trager and Parent.

                  "Stockholders' Agreements" means the Stockholders' Agreement by and among Trager, Dearing and Capital Services dated May 5, 1992 and the Stockholders' Agreement by and among Trager, Dearing and Capital Advisers dated May 5, 1992.

                  "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by either Company.

                  "Trager's Counsel" means the law firm of Gilbert, Segall and Young, LLP, New York, New York.


                                   ARTICLE II

                                   THE MERGERS

         2.01. The Mergers. At the Effective Time (as defined in Section 2.03), and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law ("DCL"), (i) Merger Sub I shall be merged with and into Capital Services, the separate corporate existence of Merger Sub I shall cease, and Capital Services shall continue as the surviving corporation (the "Services Merger") and (ii) Merger Sub II shall be merged with and into Capital Advisers, the separate corporate existence of Merger Sub II shall cease, and Capital Advisers shall continue as the surviving corporation (the "Advisers Merger"). Each of the Services Merger and the Advisers Merger is sometimes referred to individually as a "Merger" and collectively as the "Mergers". Each of Capital Services and Capital Advisers, as the surviving corporation after its Merger, is hereinafter sometimes referred to as the "Surviving Corporation" with respect to that Merger.

         2.02. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article XII, the consummation of the Mergers (the "Closing") will take place at 10:00 a.m., Boston time, as soon as practicable (but in no event later than the second business day) after satisfaction or waiver of the conditions set forth in
Article X (the "Closing Date"), at the offices of Investors Financial Services Corp., 17th Floor, 200 Clarendon Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

         2.03. EFFECTIVE TIME. On the Closing Date, the parties hereto shall cause each Merger to be consummated by filing, with respect to each Merger, a certificate of merger as contemplated by Section 251 of the DCL (each a "Certificate of Merger" and collectively the "Certificates of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DCL (the time of such filing being the "Effective Time" of such Merger).

         2.04. EFFECT OF EACH MERGER. At the Effective Time of each Merger, the effect of such Merger shall be as provided in this Agreement, the relevant Certificate of Merger and the applicable provisions of the DCL. Without limiting the generality of the foregoing, and subject thereto, (i) at the Effective Time of the Services Merger, all the property, rights, privileges, powers and franchises of Capital Services and Merger Sub I shall vest in the Surviving Corporation of the Services Merger, and all debts, liabilities and duties of Capital Services and Merger Sub I shall become the debts, liabilities and duties of the Surviving Corporation of the Services Merger, and (ii) at the Effective Time of the Advisers Merger, all the property, rights, privileges, powers and franchises of Capital Advisers and Merger Sub II shall vest in the Surviving Corporation of the Advisers Merger, and all debts, liabilities and duties of Capital Advisers and Merger Sub II shall become the debts, liabilities and duties of the Surviving Corporation of the Advisers Merger. At the Effective Time, the Stockholders' Agreements shall terminate and be of no further force and effect. Each Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         2.05.  CERTIFICATE OF INCORPORATION; BY-LAWS.

                  (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Closing Date, (i) at the Effective Time of the Services Merger, the Certificate of Incorporation of the Surviving Corporation of the Services Merger shall be amended to be in the form of the Certificate of Incorporation of Merger Sub I as in effect immediately prior to the Effective Time of the Services Merger; provided, however, that Article I of the Certificate of Incorporation of such Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is "Investors Capital Services, Inc."; and (ii) at the Effective Time of the Advisers Merger, the Certificate of Incorporation of the Surviving Corporation of the Advisers Merger shall be amended to be in the form of the Certificate of Incorporation of Merger Sub II, as in effect immediately prior to the Effective Time of the Advisers Merger; provided, however, that Article I of the Certificate of Incorporation of such Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is "Investors Capital Advisers, Inc."

                  (b) By-Laws. The By-Laws of Merger Sub I, as in effect immediately prior to the Effective Time of the Services Merger, shall be the By-Laws of the Surviving Corporation of the Services Merger until thereafter amended as provided by the DCL, the Certificate of Incorporation of the Surviving Corporation of the Services Merger and such By-Laws. The By-Laws of Merger Sub II, as in effect immediately prior to the Effective Time of the Advisers Merger, shall be the By-Laws of the Surviving Corporation of the Advisers Merger until thereafter amended as provided by the DCL, the Certificate of Incorporation of the Surviving Corporation of the Advisers Merger and such By-Laws.

         2.06. DIRECTORS AND OFFICERS. The directors of Merger Sub I immediately prior to the Effective Time of the Services Merger shall be the initial directors of the Surviving Corporation of the Services Merger, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation of the Services Merger, and the officers of Merger Sub I immediately prior to the Effective Time of the Services Merger shall be the initial officers of the Surviving Corporation of the Services Merger, in each case until their respective successors are duly elected or appointed and qualified. The directors of Merger Sub II immediately prior to the Effective Time of the Advisers Merger shall be the initial directors of the Surviving Corporation of the Advisers Merger, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation of the Advisers Merger, and the officers of Merger Sub II immediately prior to the Effective Time of the Advisers Merger shall be the initial officers of the Surviving Corporation of the Advisers Merger, in each case until their respective successors are duly elected or appointed and qualified.

         2.07. CONSENT OF SHAREHOLDERS. Each Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to solicit the approval of this Agreement, the relevant Merger and all of the transactions contemplated hereby by all of the shareholders of such Company. Each Company represents and warrants that its Board of Directors, pursuant to a unanimous written consent, has approved this Agreement, the relevant Merger and all of the transactions contemplated hereby. The Parent represents and warrants that its Board of Directors, at a meeting duly called and held, has approved this Agreement, the relevant Merger and all of the transactions contemplated hereby.

                                   ARTICLE III

                    CONVERSION OF SHARES; EXCHANGE OF SHARES

         3.01  CONVERSION OF SHARES.

         (a) Subject, without limitation, to the provisions of Section 3.02 hereof, at the Effective Time of the Services Merger, by virtue of the Services Merger and without any action on the part of any holder of any shares of common stock, par value $1.00 per share, of Capital Services (the "Services Shares" and each a "Services Share"), each Services Share issued and outstanding immediately prior to the Effective Time of the Services Merger (excluding any Services Shares owned, directly or indirectly, by either Company or any Subsidiary or by Parent, either Merger Sub or any other subsidiary of Parent and Dissenting Shares (as defined in Section 3.04) shall be converted into the right to receive a number of shares (which number may be a fraction) of Parent Common Stock equal to the quotient obtained by first dividing the Services Consideration Value (as defined below) by 1,241.07, and then dividing that quotient by the Closing Market Value. The term "Services Consideration Value" means $9,208,000, subject to adjustment as set forth in this Section 3.01(a). At least four business days prior to the Closing Date, the Company Shareholders shall deliver to Parent the Closing Financial Statements. If the net income of Capital Services as set forth on the face of the statement of income of Capital Services included in the Closing Financial Statements is greater than $300,000, the Services Consideration Value shall be increased by the amount by which such net income exceeds $300,000. If such net income is less than $300,000, the Services Consideration Value shall be decreased by the amount by which such net income is less than $300,000 (the amount of the net loss).

         (b) Subject, without limitation, to the provisions of Section 3.02 hereof, at the Effective Time of the Advisers Merger, by virtue of the Advisers Merger and without any action on the part of any holder of any shares of common stock, par value $1.00 per share, of Capital Advisers (the "Advisers Shares" and each an "Advisers Share"), each Advisers Share issued and outstanding immediately prior to the Effective Time of the Advisers Merger (excluding any Advisers Shares owned, directly or indirectly, by either Company or any Subsidiary or by Parent, either Merger Sub or any other subsidiary of Parent and Dissenting Shares) shall be converted into the right to receive a number of shares (which number may be a fraction) of Parent Common Stock equal to the quotient obtained by first dividing the Advisers Consideration Value (as defined below) by 1,111.11, and then dividing that quotient by the Closing Market Value. The term "Advisers Consideration Value" means $1,250,000, subject to adjustment as set forth in this Section 3.01(b). At least four business days prior to the Closing Date, the Company Shareholders shall deliver to Parent the Closing Financial Statements. If the net income of Capital Advisers as set forth on the face of the statement of income of Capital Advisers included in the Closing Financial Statements is greater than zero, the Advisers Consideration Value shall be increased by the amount by which such net income exceeds zero. If such net income is less than zero (a net loss), the Advisers Consideration Value shall be decreased by the amount by which such net income is less than zero (the amount of the net loss).

         (c) Each share of the capital stock of Merger Sub I issued and outstanding immediately prior to the Effective Time of the Services Merger shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation of the Services Merger. Each share of the capital stock of Merger Sub II issued and outstanding immediately prior to the Effective Time of the Advisers Merger shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation of the Advisers Merger.

         (d) Each Services Share and each Advisers Share and all other shares of capital stock of both Companies that are owned by either Company or any Subsidiary and each Services Share and each Advisers Share and all other shares of capital stock of both Companies that are owned by Parent, either Merger Sub or any other wholly-owned subsidiary of Parent shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

         (e) All Services Shares and Advisers Shares, when converted as provided herein, no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate (as defined in Section 3.02) previously evidencing Services Shares or Advisers Shares which has not been surrendered shall thereafter represent only the right to receive shares of Parent Common Stock as provided in Sections 3.01(a) and (b) above, subject to
Section 3.02. The holders of Certificates previously evidencing Services Shares and Advisers Shares outstanding immediately prior the applicable Effective Time shall cease to have any rights with respect to the Services Shares and the Advisers Shares, as applicable, except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of
Section 3.02, shall only represent the right to receive for their Services Shares and Advisers Shares shares of Parent Common Stock as provided in Sections 3.01(a) and (b) above, subject to Section 3.02. Any dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any Certificate only when the holder surrenders such Certificate in accordance with Section 3.02. After the Effective Time, there shall be no transfers on the stock record books of either Company, which books shall be closed.

         3.02.  DELIVERY OF PARENT COMMON STOCK.

                  (a) At the Closing, each Company Shareholder shall deliver to the Parent such Company Shareholder's certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Company Shares (individually a "Certificate" and collectively the "Certificates"). Subject to this Section 3.02(a), such Company Shareholder shall be entitled to receive in exchange therefor a certificate representing all of the shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 3.01 hereof, rounded up to the nearest whole number. No certificates or scrip for fractional shares of Parent Common Stock will be issued, no Parent stock split or dividend shall be paid in respect of any fractional share interest, and no such fractional shares interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. Of the total number of shares of Parent Common Stock issuable to the Company Shareholders, an aggregate number of shares of Parent Common Stock equal to $1,000,000 divided by the Closing Market Value rounded up to the nearest share (the "Escrow Shares") shall be deposited by the Parent with the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement. The Escrow Shares to be delivered to the Escrow Agent shall be allocated to, and deemed delivered on behalf of, each Company Shareholder in an amount equal the product of (i) the total number of Escrow Shares to be delivered to the Escrow Agent and
(ii) a fraction, the numerator of which is the number of shares of Parent Common Stock to which such Company Shareholder is entitled pursuant to Section 3.01 and this Section 3.02, and the denominator of which is the total number of shares of Parent Common Stock issued pursuant to Section 3.01 and this Section 3.02, rounded up to the next whole share. The delivery of the Escrow Shares shall be made on behalf of the Company Shareholders in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent directly to such holders and subsequently delivered by such holders to the Escrow Agent. The shares so deposited shall be evidenced by separate certificates in the names of the Company Shareholders and shall be subject to the terms and conditions of the Escrow Agreement.

                  (b) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that such transfer be in compliance with any applicable state and federal securities laws and that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         3.03 ADJUSTMENTS. If, between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Parent Common Stock to be issued and delivered in the Mergers for each outstanding Company Share as provided in this Agreement shall be correspondingly adjusted.

         3.04. DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, Services Shares and Advisers Shares that are outstanding immediately prior to the relevant Effective Time and which are held by shareholders who shall have not voted in favor of the relevant Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive shares of Parent Common Stock. Such shareholders shall be entitled to receive payment in cash of the appraised value of such Services Shares and Advisers Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Services Shares or Advisers Shares under such
Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the applicable Effective Time, for the right to receive Parent Common Stock upon surrender, in the manner provided in Section 3.02, of the Certificate or Certificates that immediately prior to the Effective Time evidenced such Services Shares and/or Advisers Shares. Each Company shall give Parent (i) prompt notice of any written demand for appraisal received by either Company pursuant to the applicable provisions of the DCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Neither Company shall, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES
                          AND THE COMPANY SHAREHOLDERS

         Each of the Companies and each Company Shareholder hereby jointly and severally represent and warrant to Parent and the Merger Subs that:

         4.01. CORPORATE EXISTENCE. Each Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and, except as set forth in Schedule 4.01, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each Company has heretofore delivered to Parent true and complete copies of the corporate charter and bylaws of such Company as currently in effect.

         4.02.  TITLE TO AND VALIDITY OF SHARES; AUTHORITY.

                  (a) Except as set forth on Schedule 4.02, Each Company Shareholder now has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote the Shares designated as owned by such Company Shareholder opposite such Company Shareholder's name on Schedule 4.02, free and clear of any Lien. All Shares owned by such Company Shareholder have been duly authorized and validly issued by the relevant Company and are fully paid and non-assessable. All Shares to be exchanged by each Company Shareholder are registered in the name of such Company Shareholder. Each Company Shareholder has the legal power, right and authority to enter into and perform this Agreement and each of the Ancillary Agreements to be executed by such Company Shareholder, and to perform each of such Company Shareholder's obligations hereunder. Except as set forth in Schedule 4.02, the execution, delivery and performance by each Company Shareholder of this Agreement and each of the Ancillary Agreements to be executed by such Company Shareholder (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Company Shareholder. This Agreement and each of the Ancillary Agreements to which such Company Shareholder is a party has been duly executed and delivered by each Company Shareholder and constitutes a valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, except that the Companies and the Company Shareholders make no representation or warranty as to the enforceability of the indemnification provisions of the Registration Rights Agreement.

                  (b) The execution, delivery and performance by each Company of this Agreement and the Ancillary Agreements, to the extent delivered by them, and the consummation by each Company of the transactions contemplated hereby and thereby are within the corporate powers of each Company and have been duly authorized by all necessary corporate action on the part of each Company. This Agreement and each of the Ancillary Agreements to which either Company is a party constitutes a valid and binding agreement of such Company enforceable against such Company in accordance with its terms, except that the Companies and the Company Shareholders make no representation or warranty as to the enforceability of the indemnification provisions of the Registration Rights Agreement.

         4.03.  GOVERNMENTAL AUTHORIZATION; CONSENTS.

                  (a) Except as set forth in Schedule 4.03(a), the execution, delivery and performance by the Company Shareholders of this Agreement and the Ancillary Agreements, to the extent delivered by them, require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

                  (b) Except as set forth in Schedule 4.03(b), no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which either Company Shareholder, the Companies or any Subsidiary is a party or by which any of them is bound or to which any of them is subject is required or necessary for the execution, delivery and performance of this Agreement and each of the Ancillary Agreements.

         4.04. NON-CONTRAVENTION. The execution, delivery and performance of this Agreement do not and will not (i) contravene or conflict with the corporate charter or bylaws of either of the Companies, (ii) assuming compliance with the matters referred to in 4.03(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to either Company Shareholder, the Companies or any Subsidiary; (iii) except as set forth in Schedule 4.04, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Companies or any Subsidiary or to a loss of any benefit to which the Companies or any Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon the Companies or any Subsidiary or any permit held by the Companies or any Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of either Company or any Subsidiary.

         4.05. CAPITALIZATION. The authorized capital stock of Capital Services consists of 3,000 shares of common stock, $1.00 par value. As of the date hereof, there were outstanding 1,241.07 shares of the common stock of Capital Services. The authorized capital stock of Capital Advisers consists of 3,000 shares of common stock, $1.00 par value. As of the date hereof, there were outstanding 1,111.11 shares of the common stock of Capital Advisers. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company Shareholders as shown on Schedule 4.01. Except as set forth in this Section, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Companies, (ii) securities of the Companies convertible into or exchangeable for shares of capital stock or other securities of the Companies or (iii) options or other rights to acquire from the Companies any capital stock, other securities or phantom or other equity interests of the Companies (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Companies or any Subsidiary, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

         4.06.  SUBSIDIARIES.

                  (a) Each Subsidiary is a limited liability company or corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 4.06.

                  (b) All of the outstanding capital stock of, or other ownership interest in, each Subsidiary, is wholly-owned by the applicable Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Companies or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Companies or any Subsidiary or to require the Companies or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Companies or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         4.07. FINANCIAL STATEMENTS. The Companies have previously furnished Parent with a true and complete copy of (i) the consolidated balance sheets of each Company as of December 31, 1996 and 1997 and the statements of income, cash flows and changes in stockholders' equity of each Company for the fiscal years ended December 31, 1995, 1996 and 1997, as audited by Ernst & Young LLP, and
(ii) the unaudited consolidated statements of income, cash flows and changes in stockholders' equity of each Company for the interim periods ended March 31, 1998 (collectively, the "Financial Statements," copies of which are attached hereto as Schedule 4.07). Each of the consolidated balance sheets included in the Financial Statements fairly presents in all material respects the consolidated financial position of the relevant Company as of its date, and the other statements included in the Financial Statements fairly present in all material respects the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of each Company for the periods therein set forth, in each case in accordance with GAAP consistently applied during the periods involved except as otherwise stated therein and, with respect to the unaudited interim financial statements, for the omission of footnote disclosures and, to the extent consistent with GAAP, for normally recurring year-end audit adjustments.

         4.08. ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 4.08, since the Balance Sheet Date, the Companies and the Subsidiaries have conducted their businesses in the ordinary course consistent with past practices and there has not been:

                  (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Companies or any Subsidiary of any Company Securities or Subsidiary Securities;

                  (c) any amendment of any outstanding Company Securities or Subsidiary Securities;

                  (d) any incurrence, assumption or guarantee by the Companies or any Subsidiary of any indebtedness for borrowed money;

                  (e) any creation or assumption by the Companies or any Subsidiary of any Lien on any asset;

                  (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

                  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Companies or any Subsidiary which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (h) any transaction or commitment made, or any contract or agreement entered into, by either Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by either Company or any Subsidiary of any contract or other right, in either case, material to either Company and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (i) any change in any method of accounting or accounting practice by either Company or any Subsidiary;

                  (j) any operational error or other client related issue that could reasonably be expected to have a Material Adverse Effect; or

                  (k) any (i) grant of any severance or termination pay to any director, officer or employee of the Companies or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Companies or any Subsidiary, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of the Companies or any Subsidiary.

         4.09.  PROPERTY AND EQUIPMENT.

                  (a) None of the Companies or any Subsidiaries own any real property. The Companies and the Subsidiaries have good and marketable title to, or in the case of leased property have valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such properties or assets is subject to any Liens, except:

                           (i)      Liens disclosed on the Balance Sheet;

                           (ii) Liens for ad valorem taxes not yet due (and for which adequate accruals or reserves have been established on the Balance Sheet);

                           (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets; or

                           (iv) Liens disclosed on Schedule 4.09.

                  (b) There are no developments affecting any of such properties or assets pending or, to the knowledge of Company Shareholders threatened, which might materially detract from the value of such property assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such properties or assets.

                  (c) The equipment owned by the Companies and the Subsidiaries has no material defects, is in operating condition and repair (ordinary wear and tear excepted), and is substantially adequate for the uses to which it is being put.

                  (d) The assets owned or leased by the Companies, or which they otherwise have the right to use, constitute all of the assets held for use or used in connection with the business of the Companies and the Subsidiaries and are adequate to conduct such business as currently conducted.

         4.10. NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth in
Schedule 4.10, there are no liabilities of either Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, including any operational errors or omissions, other than:

                  (a) liabilities disclosed or provided for in the Balance Sheet; and

                  (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to either Company and its Subsidiaries, taken as a whole.

         4.11. LITIGATION. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Company Shareholders threatened against or affecting, either Company or any Subsidiary or any of their respective assets or properties or the transactions contemplated hereby before any court or arbitrator or any governmental or self-regulatory body, agency, official or authority. Except as disclosed on Schedule 4.11, neither the Companies nor any Subsidiary have received any notice of a claim, or have knowledge of any pending claim, by any client of the Companies related to any operational errors by the Company or any Subsidiary.

         4.12.  MATERIAL CONTRACTS.

                  (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 4.12, neither the Companies nor any Subsidiary is a party to or subject to:

                           (i) any lease providing for annual rentals of $10,000 or more;

                           (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for payments by the Companies or any Subsidiary of $10,000 or more in any twelve-month period;

                           (iii) any sales, distribution or other similar agreement providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets providing for payments to the Companies or any Subsidiary of $10,000 or more in any twelve-month period;

                           (iv) any partnership, joint venture or other similar contract arrangement or agreement;

                           (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $10,000;

                           (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by the Companies or any Subsidiary;

                           (vii) any agency, dealer, sales representative or other similar agreement;

                           (viii) any contract or other document that limits the freedom of the Companies or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Companies or any Subsidiary after the Closing Date; or

                           (ix) any other contract or commitment not made in the ordinary course of business that is material to the Companies and the Subsidiaries taken as a whole.

                  (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 4.12(a) is a valid and binding agreement of the Companies or a Subsidiary and is in full force and effect, and none of the Companies, any Subsidiary nor, to the knowledge of the Company Shareholders, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

         4.13. INSURANCE COVERAGE. The Companies have furnished to Parent a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Companies and the Subsidiaries. There is no claim by the Companies or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Companies and the Subsidiaries are in full compliance with the terms and conditions of all such policies and bonds. Except as set for in Schedule 4.13, such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since 1996 and remain in full force and effect. Company Shareholders do not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds. The transactions contemplated hereby will not cause a termination of any of such policies.

         4.14.  COMPLIANCE WITH LAWS; NO DEFAULTS.

                  (a) Except as set forth in Schedule 4.14, none of the Companies or any Subsidiary is in material violation of any applicable provisions of any laws, statutes, ordinances or regulations, including any Environmental Laws.

                  (b) Schedule 4.14 correctly describes each license and permit (a "Permit") material to the business of either Company or any Subsidiary, together with the name of the governmental agency or entity issuing such license or permit. Except as set forth in Schedule 4.14, such licenses and permits are valid and in full force and effect and none of such licenses or permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Except as set forth in Schedule 4.14, the Companies and the Subsidiaries have made all filings required by applicable regulation, governmental authority or self-regulatory authority in a timely and accurate manner, whether on their own behalf or on behalf of clients.

                  (c) Neither Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which either Company or any Subsidiary is a party or by which either Company or any Subsidiary or any material amount of their assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

         4.15. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of either Company Shareholder, either Company or any Subsidiary who might be entitled to any fee or commission from Parent, the Companies or any of their respective Affiliates (other than the Company Shareholders) upon consummation of the Mergers.

         4.16.  INTELLECTUAL PROPERTY.

                  (a) Schedule 4.16(a) lists all of the documented Intellectual Property as well as Intellectual Property licensed by either Company or their Subsidiaries to or from others. Unless otherwise indicated on Schedule 4.16(a), the Companies and the Subsidiaries own the entire right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same), and each item constituting part of the Intellectual Property which is owned by the Companies or any Subsidiary, to the extent indicated on Schedule 4.16(a), has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entities, domestic or foreign, as are indicated on
Schedule 4.16(a), and such registrations, filings and issuances remain in full force and effect.

                  (b) Schedule 4.16(a) also identifies all of the Intellectual Property used by the Companies and the Subsidiaries in their business which is owned or controlled by any shareholder, director, officer or employee of either Company or any Subsidiary. The Company Shareholders will cause full right, title and interest in any such Intellectual Property to be duly and effectively transferred to the Companies prior to or at the Closing, and no royalties will be due and payable by the Companies or Parent with respect to such Intellectual Property.

                  (c) There are no pending or, to the knowledge of the Company Shareholders, threatened proceedings, litigation or other adverse claims affecting or with respect to any part of the Intellectual Property, and, to the knowledge of the Company Shareholders, no Person is infringing the Intellectual Property. The Intellectual Property comprises all such rights necessary to permit the operation of the business of the Companies and the Subsidiaries as now being conducted. None of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, lien, charge, encumbrance or attachment other than as set forth on Schedule 4.16(c) attached hereto.

                  (d) Schedule 4.16(d) lists all notices or claims (whether written or oral) received by either Company or any Subsidiary which claim infringement, violation or breach by either Company or any Subsidiary of any domestic or foreign letters patent, patents, and patent licenses; software and software licenses; know-how and know-how licenses; trade secrets and trade secret licenses; proprietary (including "confidential") information and proprietary information licenses; common law trademarks; trademarks and registrations therefor; service marks and registrations therefor; trade names and registrations therefor; common law copyrights; and copyrights and registrations therefor; and all other technical or technological information or rights of every nature, owned or controlled by parties other than the Companies, any Subsidiary or any of their respective directors, officers and employees (collectively, "Others' Intellectual Property"). To the Company Shareholders' knowledge, except as set forth on Schedule 4.16(e), none of the Company Shareholders, the Companies or any Subsidiary infringes, violates or is in breach of any part of Others' Intellectual Property. The execution, delivery and performance by the Company Shareholders of this Agreement and each of the Ancillary Agreements and the Parent's ownership and usage of the Intellectual Property as presently used following the Closing will not infringe, violate or breach any part of Others' Intellectual Property.

                  (e) None of the processes and formulae, research and development results and other know-how of the Companies or any Subsidiary, the value of which to the Companies or such Subsidiary is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Companies or any Subsidiary to any Person other than employees, representatives and agents of the Companies or the Subsidiaries who are parties to confidentiality agreements with the Companies or a Subsidiary.

                  (f) To the knowledge of the Companies and Company Shareholders, no third party has asserted any claim, or has any reasonable basis to assert any valid claim, against the Companies with respect to (i) the continued employment by, or association with, the Companies or any Subsidiary of any of the present officers, employees of or consultants to the Companies or any Subsidiary or (ii) the use by the Companies or any Subsidiary or any of such Persons in connection with their activities for or on behalf of the Companies or any Subsidiary of any information which the Companies or any of such Persons would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

         4.17.  TAXES.

                  (a) The term "Taxes" as used herein means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties or other taxes, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount with respect thereto, and the term "Tax" means any one of the foregoing Taxes. The term "Tax Returns" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and the term "Tax Return" means any one of the foregoing Tax Returns. The term "Tax Authority" means any governmental authority responsible for the imposition of any Tax.

                  (b) Each of the Companies and their Subsidiaries has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which any of the Company and its Subsidiaries is obligated to withhold for amounts owing to employees, creditors and third parties. All Tax Returns filed by or on behalf of any of the Companies or their Subsidiaries were complete and correct in all material respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of each of the Companies and their Subsidiaries.

                  (c) There are no liens for Taxes upon any of the assets of any of the Companies and their Subsidiaries, other than ad valorem Taxes that are not yet due and payable. The unpaid Taxes of each of the Companies and their Subsidiaries as of the Closing Date do not exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on their respective Financial Statements dated March 31, 1998.

                  (d) None of the Tax Returns filed by or on behalf of any of the Companies and their Subsidiaries have been the subject of an audit, action, suit, proceeding, claim or examination by any Tax Authority, and no such audit, action, suit, proceeding, claim, deficiency or assessment is pending or, to the knowledge of the Company, threatened with respect to any Taxes of the Companies and their Subsidiaries. None of the Companies and their Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and none of the Companies and their Subsidiaries has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting any of the Companies and their Subsidiaries, as of the date hereof, are set forth in the Tax Returns described in Section 4.17(b). None of the Companies and their Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed under Section 162 or
Section 404 of the Code. None of the Companies and their Subsidiaries has agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the Mergers. None of the Tax Returns filed by or on behalf of any of the Companies and their Subsidiaries contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). None of the Companies and their Subsidiaries has been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. None of the Company Shareholders is a "foreign person" as that term is defined in Section 1445 of the Code. No claim has ever been made by a Tax Authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that any of the Companies and their Subsidiaries is or may be subject to Tax in that jurisdiction. No portion of the Purchase Price is subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. None of the Companies and their Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. None of the Companies and their Subsidiaries has, or has had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

                  (e) None of the Companies and their Subsidiaries has filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. None of the Companies and their Subsidiaries is a party to any Tax sharing or similar agreement. None of the Companies and their Subsidiaries has been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was either of the Companies). None of the Companies and their Subsidiaries has any liability for the Taxes of any Person (other than any of the Companies and their Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise. None of the Companies and their Subsidiaries has net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations.

                  (f) The Companies and the Company Shareholders made a valid election for each of the Companies to be treated as an "S corporation," as that term is defined in Section 1361(a) of the Code. Each of the Companies has been an S corporation since January 1, 1997 through the date hereof. Neither the Companies nor the Company Shareholders have taken, or will take, any action that would result in the termination of the S corporation status of either Company, other than pursuant to this Agreement.

                  (g) The Company Shareholders have timely filed all Tax Returns with respect to which items of income, gain, deduction, loss and credit of the Companies and their Subsidiaries are properly reportable, and have timely paid all Taxes attributable to items of income, gain, deduction, loss and credit of the Companies and their Subsidiaries (whether or not shown on such Tax Returns). Except as disclosed on Schedule 4.17 hereto, there has not been any audit of any Tax Return filed by either Company Shareholder with respect to, or which may relate to, items of income, gain, deduction, loss or credit of the Companies and their Subsidiaries; no such audit of either Company Shareholder is in progress; and neither Company Shareholder has been notified by any Tax authority that any such audit is contemplated or pending.

         4.18. EMPLOYEES. Schedule 4.18 sets forth a true and complete list of
(a) the names, titles, annual salaries and other compensations of all employees of the Companies and the Subsidiaries and (b) the wage rates for non-salaried employees of the Companies and the Subsidiaries (by classification). Except as set forth on Schedule 4.18, to the knowledge of the Company Shareholders, none of such employees and no other employee of the Companies or a Subsidiary has indicated to the Companies or a Company Shareholder that such employee intends to resign or retire as a result of the Mergers or otherwise.

         4.19.  ENVIRONMENTAL COMPLIANCE.

                  (a) No notice, notification, demand, request for information, citation, summons or order has been issued to either Company, no complaint has been filed against either Company, no penalty has been assessed against either Company and no investigation or review is pending with respect to either Company, or to the knowledge of the Company Shareholders, threatened by any governmental or other entity with respect to either Company with respect to any
(i) alleged violation by the Companies or any Subsidiary of any Environmental Law or liability thereunder, (ii) alleged failure by the Companies to have any permit, certificate, license, approval, registration or authorization required under my Environmental Law, (iii) Regulated Activity or (iv) any Release of any Hazardous Substance.

                  (b) (i) Neither Company nor any Subsidiary has handled any Hazardous Substance, other than as a generator, on any property now or previously owned or leased by it; and, to the knowledge of the Company Shareholders, (ii) no polychlorinated biphenyls or urea formaldehyde is or has been present at any property now or previously owned or leased by the Companies or any Subsidiary; (iii) no asbestos is or has been present at any property now or previously owned or leased by the Companies or any Subsidiary; (iv) there are no underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by the Companies or any Subsidiary; (v) no Hazardous Substance has been Released at, above or under any property now or previously owned or leased by the Companies or any Subsidiary and (vi) no Hazardous Substance has been Released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Companies or any Subsidiary.

                  (c) Neither Company nor any Subsidiary has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against Parent for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                  (d) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Companies or any Subsidiary and no property now or previously owned or leased by the Companies is listed or, to the knowledge of the Company Shareholders, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

                  (e) To the knowledge of the Company Shareholders, there are no environmental Liens on any of the assets of the Companies or any Subsidiary, and no governmental actions have been taken or are in process that could subject any of such assets to such Liens. The Companies and the Subsidiaries would not be required to place any notice or restriction relating to the presence of Hazardous Substances at any property used in connection with the operation of its business in any deed to such property.

                  (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Companies or any Subsidiary in relation to any property or facility now or previously owned or leased by the Companies or any Subsidiary which have not been delivered to Parent prior to the date hereof.

         4.20. CUSTOMERS AND SUPPLIERS. Except as set forth on Schedule 4.20, Neither the Companies nor any Subsidiary has received notice from or is otherwise aware that any customer or group of customers who are under common ownership or control and who accounted, either individually or as a group, for a material percentage of the aggregate products and services furnished by the Companies and the Subsidiaries during the past 18 months has stopped or intends to stop purchasing the services of the Companies, nor have the Companies or a Subsidiary lost any supplier or service provider, or group of suppliers or service providers, which accounted for a material percentage of the aggregate supplies or services purchased by the Companies during the past 18 months.

         4.21. TRANSACTIONS WITH AFFILIATES. There are no loans, leases, royalty agreements or other continuing transactions between the Companies and any Company Shareholders, any Affiliate of any Company Shareholders, or any member of any Company Shareholder's family (other than transactions between the Companies). To the knowledge of the Company Shareholders, none of the Company Shareholders or any of the officers or directors of the Companies (a) has any material direct or indirect interest in any entity which does business with the Companies or any Subsidiary; (b) has any direct or indirect interest in any property, asset or right which is used by the Companies or any Subsidiary in the conduct of its business; or (c) has any contractual relationship with the Companies or any Subsidiary other than such relationships which occur from being an officer, director or stockholder of the Companies.

         4.22. OTHER INFORMATION. None of the documents or information delivered to Parent in connection with the Mergers and the Ancillary Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The financial projections relating to the Companies and the Subsidiaries delivered to Parent constitute the Companies' and Company Shareholders' reasonable estimate of the information purported to be shown therein on the basis of the information and assumptions set forth in Schedule 4.22, and neither Company Shareholder is aware of any fact or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

         4.23.  INVESTMENT REPRESENTATIONS.

                  (a) NO DISTRIBUTION. The Company Shareholders are acquiring the shares of Parent Stock for the purpose of investment for each Company Shareholder's own account, and not with a view to, or for resale in connection with, any distribution of such shares. Except for the Registration Rights Agreement, the Company Shareholders are not a party to any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation rights to any such Person or any third party with respect to such shares of Parent Stock.

                  (b) INVESTOR QUALIFICATION. Each Company Shareholder has such knowledge and experience in financial and business matters so as to enable such Company Shareholder to evaluate the merits and risks attendant to receipt of and investment in the Parent Stock. Each Company Shareholders is able to bear the risk of a complete loss of his or her investment in the Parent Stock.

                  (c) RESTRICTIONS ON RESALE. The Company Shareholders acknowledge and understands that:

                           (i) The shares of Parent Stock are being issued
without registration under the 1933 Act based upon an exemption provided under the 1933 Act, and the Company Shareholders' representations contained in this Agreement are a material factor with respect to that exemption.

                           (ii) The shares of Parent Stock are "restricted
securities" within the meaning of Rule 144 under the 1933 Act and as such may not be sold or disposed of other than pursuant to Rule 144, pursuant to an exemption from registration provided by the 1933 Act or pursuant to an effective registration statement thereunder.

                           (iii) The Company Shareholders hereby consent to the
1933 Act Legend being placed on the certificates representing the Parent Stock.

                  (d) ACCESS TO INFORMATION. The Company Shareholders acknowledge that the Company Shareholders have had the opportunity to ask questions of and receive answers from officers and employees of the Parent relating to the terms and conditions of this Agreement and the Ancillary Agreements. The Company Shareholders have received and reviewed complete and accurate copies, as amended or supplemented, of the Parent's SEC Reports (as defined in Section 5.08). The Company Shareholders have had the opportunity to receive and review such other documents concerning the Parent as the Company Shareholders have requested.

         4.24. ACCOUNTS RECEIVABLE. All accounts, notes and other receivables ("Accounts Receivable") represent bona fide sales and performance of services by the Companies and the Subsidiaries, arising in the ordinary course of business of the Companies and the Subsidiaries, and each of the Accounts Receivable is good and collectible in full in the ordinary course of business. The Accounts Receivable and other debts arising therefrom are not subject to any counterclaim or right of set-off and there are no claims or disputes with regard to any such Accounts Receivable.


                                    ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS

         Parent and the Merger Subs hereby represent and warrant to the Company Shareholders that:

         5.01. ORGANIZATION AND EXISTENCE. Parent and each Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         5.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Parent and each Merger Sub of this Agreement and the Ancillary Agreements, to the extent delivered by them, and the consummation by Parent and each Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of Parent and each Merger Sub and have been duly authorized by all necessary corporate action on the part of Parent and each Merger Sub. This Agreement and each of the Ancillary Agreements to which Parent or either Merger Sub is a party constitutes a valid and binding agreement of Parent or such Merger Sub enforceable against Parent or such Merger Sub in accordance with its terms, except that the Parent and the Merger Subs make no representation or warranty as to the enforceability of the indemnification provisions of the Registration Rights Agreement.

         5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent and the Merger Subs of this Agreement and the Ancillary Agreements, to the extent delivered by them and except for the Registration Rights Agreement, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the requirements of state securities (or "Blue Sky") laws; (ii) the filing of appropriate documents with the Nasdaq Stock Market; (iii) the filing of a Form D with the Commission, if applicable; (iv) notice filings with the Federal Reserve Bank of Boston; and (v) compliance with any applicable requirements of the 1934 Act.

         5.04. NON-CONTRAVENTION. The execution, delivery and performance by Parent and the Merger Subs of this Agreement and the Ancillary Agreements, to the extent delivered by them, do not and will not (i) contravene or conflict with the corporate charter or bylaws of Parent or either Merger Sub or any agreement or arrangement binding upon Parent or either Merger Sub or result in the creation of any Lien, or (ii) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Parent or either Merger Sub, in any case which contravention or conflict would have a material adverse effect on Parent's business or results of operations.

         5.05. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or either Merger Sub who might be entitled to any fee or commission from the Company Shareholders or any of their Affiliates upon consummation of the Mergers.

         5.06. PURCHASE FOR INVESTMENT. Parent is acquiring the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Parent has no commitment or present intention to transfer any of the Shares to any Person

         5.07. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent threatened against or affecting, Parent or either Merger Sub before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         5.08. SEC REPORTS. The Parent has previously furnished to the Company Shareholders true and correct copies of its 1998 Annual Report to Shareholders, which include Parent's Annual Report on Form 10-K for the year ended December 31, 1997 (together with any other Securities and Exchange Commission filing made by the Parent subsequent to the filing of the aforementioned Form 10-K and prior to the Closing Date, the "SEC Reports"). Parent is currently eligible to use a registration statement on Form S-3. As of their respective dates, the SEC Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements included in the SEC Reports has been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the consolidated financial position of the Parent as at its date or the results of operations, stockholders equity or cash flows, subject to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.

         5.09 VALIDITY OF PARENT COMMON STOCK. The shares of Parent Stock to be issued pursuant to this Agreement will be, when issued in accordance with this Agreement, validly issued, fully paid and nonassessable and will not violate the pre-emptive rights of any Person created by the Parent's Certificate of Incorporation or otherwise granted by the Parent.

         5.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, there has not been any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole.

         5.11. CAPITALIZATION. The authorized capital stock of the Parent consists of: (i) 1,000,000 shares of Preferred Stock, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock (the "Series A Preferred") and of which 900,000 shares remain undesignated; (ii) 650,000 shares of Class A Common Stock; and (iii) 20,000,000 shares of Common Stock, all with a par value of $.01 per share. As of March 31, 1998, there were no shares of Preferred Stock or Class A Common Stock outstanding and there were 6,485,094 shares Common Stock outstanding. All outstanding shares of Common Stock of the Parent have been duly authorized and validly issued and are fully paid. As of March 31, 1998, the Parent had outstanding options to purchase 501,060 shares of its Common Stock. Except as set forth in this Section, and except for the rights to purchase shares of Series A Preferred pursuant to the Company's Rights Plan, as of March 31, 1998 there were no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Parent, (ii) securities of the Parent convertible into or exchangeable for shares of capital stock or other securities of the Parent or (iii) options or other rights to acquire from the Parent any capital stock, other securities or phantom or other equity interests of the Parent (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Parent Securities"). There are no outstanding obligations of Parent, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Parent Securities.

                                   ARTICLE VI

             COVENANTS OF THE COMPANIES AND THE COMPANY SHAREHOLDERS

         Each Company and each Company Shareholder agrees that:

         6.01. CONDUCT OF THE COMPANIES. From the date hereof until the Closing Date, the Companies and the Subsidiaries shall conduct their operations only in the ordinary and usual course of business and consistent with past practice and will use their best efforts to preserve intact the Companies' and Subsidiaries' present business organization, keep available the services of their present officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going business shall not be impaired. During such period the Companies shall promptly report to the Parent any occurrence or omission which shall have caused any representation or warranty of either Company hereunder to become untrue as of the time of such occurrence or omission, and shall confer on a regular and frequent basis with representatives of the Parent to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Companies and the Subsidiaries. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, neither the Companies nor any Subsidiary shall:

                  (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of any Company Securities or any Subsidiary Securities;

                  (b) purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class (including Company Securities and Subsidiary Securities), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities;

                  (c) declare or pay any dividend or distribution on any shares of its capital stock other than as approved in writing by the Parent, except as set forth on Schedule 6.01;

                  (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the transaction contemplated by this Agreement), any acquisition of assets or securities, any disposition of assets or securities, or any change in the capitalization of either Company or any Subsidiary, or an entry into a material contract other than in the ordinary course of business or any amendment or modification of any material contract rights;

                  (e) take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

                  (f) enter into any agreement, contract or commitment (other than in the ordinary course of business and other than agreements, contracts or commitments which were under negotiation on the date hereof and which are disclosed on Schedule 4.12) which, if entered into prior to the date hereof, would be required to be listed on Schedule 4.12;

                  (g) enter into any contract, agreement, license or commitment which would be breached or violated or in respect of which a right of acceleration would be created by the execution, delivery and performance of this Agreement;

                  (h) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; or

                  (i) agree in writing or otherwise to take any of the foregoing actions.

         6.02. ACCESS TO INFORMATION. From the date hereof until the Closing Date, each Company (a) will give Parent, its counsel, financial advisors, financing sources, auditors and other authorized representatives full access to the offices, properties, books and records of the Companies and the Subsidiaries
(b) will furnish Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Companies and the Subsidiaries as such Persons may reasonably request and (c) will instruct the employees, counsel and financial advisors of the Companies and the Subsidiaries to cooperate with Parent in its investigation of the Companies and the Subsidiaries; provided that no investigation pursuant to this Section or otherwise shall affect any representation or warranty given by either Company or the Company Shareholders.

         6.03. NOTICES OF CERTAIN EVENTS. The Company Shareholders will promptly notify Parent of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Mergers;

                  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Mergers; and

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company Shareholders, the Companies or any Subsidiary, disclosed pursuant to Section 5.07 or that relate to the consummation of the Mergers.

         6.04. NO NEGOTIATIONS WITH THIRD PARTIES. From the date hereof until the earlier of the Closing Date or the date which is 45 days after the date on which this Agreement is terminated, neither the Company, any Company Shareholder, nor any of their respective agents or representatives, shall directly or indirectly, encourage, solicit or engage in any discussions or negotiations with, or provide any information to, any Person or group concerning the possible acquisition by such third party of all or any part of the business of the Companies, whether by purchase of assets, stock, merger or otherwise, other than as contemplated or permitted by this Agreement. The Companies and each Company Shareholder agree to notify Parent promptly of interest by any Person with respect to any such possible acquisition.

         6.05. CONFIDENTIALITY. The Companies and respective officers, directors, employees, accountants, counsel, consultants, advisors and agents and their respective Affiliates will hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Parent furnished to the either Company or its agents or Affiliates in connection with the Mergers, and, after the Closing Date, all confidential documents and information concerning the Companies and the Subsidiaries, except to the extent that any such information concerning the Parent can be shown to have been (i) previously known on a nonconfidential basis by either Company, (ii) in the public domain through no fault of either Company or its agents or affiliates or (iii) later lawfully acquired by either Company or its agents or Affiliates from sources other than the Companies or Parent; provided that the Companies may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents who need to know such information in connection with the Mergers so long as such persons are informed by the Companies of the confidential nature of such information and are directed by the Companies to treat such information confidentially. The obligation of Companies, their agents and Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Companies, their agents and their Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Parent, upon request, all documents and other materials, and all copies thereof, obtained by the Companies or their agents or their Affiliates or on their behalf from Parent in connection with this Agreement that are subject to such confidence. The terms of this Agreement and the Ancillary Agreements shall be treated as confidential information for the purposes of this Section 6.05.

         6.06. CONTINUING DISCLOSURE. The Companies and the Company Shareholders shall have the continuing obligation promptly to advise Parent with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by either Company or either Company Shareholder. The delivery of any such notice shall not affect any representation or warranty given by the Companies or the Company Shareholders.

         6.07.  TAXATION.

                  (a) In the event that it is determined by a finding or order in connection with any government or judicial audit or proceeding or arbitration proceeding to which a Company Shareholder, either Company or the Parent is a party that either Company's Subchapter S election pursuant to Section 1362 of the Code was not validly in effect for any period after such election was purportedly made, then the Company Shareholders shall promptly remit to the applicable Company in cash, any Tax liability of such Company in connection with any Taxes which may be imposed on such Company as a result of such invalid election.

                  (b) The Companies shall prepare and timely file all Tax Returns required to be filed by them, and the Companies shall timely pay any Taxes required to be paid by them on or before the Closing Date. The Parent shall have an opportunity to review and comment on all Tax Returns and amendments thereto. The Company Shareholders shall timely file all Tax Returns with respect to which items of income, gain, deduction, loss and credit of the Companies and their Subsidiaries are properly reportable for the period from January 1, 1998 through the Closing Date, and shall timely pay all Taxes attributable to items of income, gain, deduction, loss and credit of the Companies and their Subsidiaries (whether or not shown on such Tax Returns) for such period. All transfer, excise or other Taxes payable to any jurisdiction (in the United States and outside the United States) by reason of the exchange and transfer of the Shares pursuant to this Agreement shall be paid or provided for by the Company Shareholders.

                  (c) The Company Shareholders shall furnish to the Parent on or before the Closing Date a certification of each Company Shareholder's non-foreign status as set forth in Treasury Regulation Section 1.1445-2(b).

         6.08. RESALE COVENANT. In consideration of receipt of the Parent Stock and for other good and valuable consideration, the Company Shareholders covenant and agree that they will not sell, assign, transfer, pledge or otherwise dispose of the Parent Stock unless pursuant to an effective registration statement under the 1933 Act, pursuant to Rule 144 or unless the Company Shareholders have provided the Parent with an opinion of counsel satisfactory to the Parent to the effect that such registration is not required.

         6.09. INSURANCE. The Companies shall use their best efforts to maintain in force at the Closing Date policies or insurance of the same character and coverage as those described in Schedule 4.13 and the Company Shareholders will promptly notify the Parent in writing of any changes in such insurance coverage occurring prior to the Closing Date.

         6.10. FINANCIAL STATEMENTS. Each of the consolidated balance sheets included in the Closing Financial Statements will fairly present in all material respects the consolidated financial position of the relevant Company as of its date. The other statements included in the Closing Financial Statements will fairly present in all material respects the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of each Company for the periods therein set forth, in each case in accordance with GAAP consistently applied during the periods involved except as otherwise stated therein and for the omission of footnote disclosures and, to the extent consistent with GAAP, for normally recurring year-end audit adjustments.


                                   ARTICLE VII

                               COVENANTS OF PARENT

         Parent agrees that:

         7.01. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement, Parent and its Affiliates will hold, and will use reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Companies and the Subsidiaries furnished to Parent or its Affiliates in connection with the Mergers, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent,
(ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Companies or its Subsidiaries; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents who need to know such information in connection with the Mergers so long as such Persons are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. The obligation of Parent and its Affiliates to hold any such information in confidence shall be satisfied if the exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Parent and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Company Shareholders, upon request, all documents and other materials, and all copies thereof, obtained by Parent or its Affiliates or on their behalf from a Company Shareholder, the Companies or the Subsidiaries in connection with this Agreement that are subject to such confidence.

         7.02. ACCESS. Parent shall cause the Surviving Corporations, on and after the Closing Date, to afford promptly to the Company Shareholders and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit the Company Shareholders to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date. The Company Shareholders will hold, and will use reasonable efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Companies and the Subsidiaries provided to it pursuant to this Section 7.02.

         7.03. DOCUMENTS TO BE FURNISHED. The Parent shall furnish to the Company Shareholders promptly after such documents are available to the Parent's stockholders all reports, statements, documents and other items the Parent delivers, or is required to deliver, to its stockholders prior to and including the Closing Date.

         7.04. TAX TREATMENT. From and after the date hereof and until the Effective Time, neither Parent nor either Merger Sub shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Mergers as reorganizations within the meaning of Section 368(a) of the Code or enter into any contract, agreement, commitment or arrangement with respect to the foregoing. After the Effective Time, Parent shall not take or fail to take (and shall cause the Surviving Corporations not to take or fail to take) any action that is reasonably likely to jeopardize qualification of the Mergers as reorganizations within the meaning of Section 368(a) of the Code.

                                  ARTICLE VIII

                            COVENANTS OF ALL PARTIES

         The parties hereto agree that:

         8.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the Mergers and the transactions contemplated by the Ancillary Agreements. The Companies, the Company Shareholders, Parent and the Merger Subs each agree, and the Company Shareholders, prior to the Closing, and Parent, after the Closing, agree to cause the Companies, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Mergers.

         8.02. CERTAIN FILINGS. The Companies, Company Shareholders, Parent and the Merger Subs shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Mergers and the transactions contemplated by the Ancillary Agreements and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         8.03. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, regulatory process, the NASD or the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.

         8.04. POOLING. The Companies, Company Shareholders, Parent and the Merger Subs shall use reasonable efforts, shall cooperate fully and shall take all actions as are reasonably necessary to allow the Mergers to be accounted for as a "pooling of interests" in accordance with United States GAAP which shall be acceptable to the Securities and Exchange Commission.


                                   ARTICLE IX

                                EMPLOYEE BENEFITS

         9.01. EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meanings:

                  "Employee Plans" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by either Company or any of its ERISA Affiliates, as the case may be.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

                  "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         9.02. ERISA REPRESENTATIONS. Each of the Companies and each Company Shareholder, jointly and severally, hereby represents and warrants to Parent that:

                  (a) Schedule 9.02 lists each Employee Plan that covers any employee of the Companies or any Subsidiary, copies or descriptions of all of which have previously been made available or furnished to Parent. With respect to each Employee Plan, the Companies have provided Parent with the most recently filed Form 5500 and an accurate summary description of such plan. The Companies have provided Parent with complete age, salary, service and related data as of the most recent practicable date for employees of the Companies and the Subsidiaries.

                  (b) Schedule 9.02 also includes a list of each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Company Shareholders or any of their ERISA Affiliates and (iii) covers any employee or former employee of the Companies or any Subsidiary. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been made available or furnished previously to Parent, are hereinafter referred to collectively as the "Benefit Arrangements."

                  (c) None of the Employee Plans or Benefit Arrangements listed on Schedule 9.02 covers any non-United States employee or former employee of the Companies or any Subsidiary.

                  (d) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Companies and its ERISA Affiliates have not incurred, nor do they reasonably expect to incur, any liability under Title IV or ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

                  (e) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Companies have furnished to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

                  (f) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

                  (g) With respect to the employees and former employees of the Companies and the Subsidiaries, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

                  (h) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Closing Balance Sheet. Except as disclosed in writing to Parent prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether written or not written) by the Companies or any of their ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement.

                  (i) No employee of the Companies or any Subsidiary will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

                  (j) No "prohibited transaction" as defined in Section 4.06 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

                  (j) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Companies or any of their ERISA Affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

         9.03. NO THIRD PARTY BENEFICIARIES. No provision of this Article IX shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Companies or any Subsidiary in respect of continued employment (or resumed employment) with the Companies or any Subsidiary and no provision of this
Article IX shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Parent or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.


                                    ARTICLE X

                              CONDITIONS TO CLOSING

         10.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction of the following conditions:

                  (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

                  (b) Each other party, whether or not a party to this Agreement, shall have executed and delivered each of the Ancillary Agreements to be entered into by it at the Closing, in each case substantially in the form attached as an exhibit to this Agreement.

         10.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND THE MERGER SUBS. The obligation of Parent and the Merger Subs to consummate the Mergers is subject to the satisfaction of the following further conditions:

                  (a) (i) The Companies and each Company Shareholder shall have performed in all material respects all of its obligations hereunder required to be performed on or prior to the Closing Date, (ii) the representations and warranties of each Company Shareholder contained in this Agreement, in each Ancillary Agreement and in any certificate or other writing delivered by the Companies or a Company Shareholder pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date, with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Parent shall have received a certificate signed by the President or Treasurer of the each Company and each Company Shareholder to the foregoing effect.

                  (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Parent of the business of the Companies and the Subsidiaries after the Closing Date.

                  (c) Parent shall have received an opinion of Trager's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to Parent and Parent's Counsel.

                  (d) The Companies shall have received and provided copies to Parent of all consents, authorizations or approvals from the Governmental Authorities referred to in Section 4.03(a), in each case in form and substance reasonably satisfactory to the Parent, and no such consent, authorization or approval shall have been revoked.

                  (e) The Parent shall have received all other closing documents specified in this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to the Parent.

                  (f) All employees of the Companies shall have executed and delivered a Non-Disclosure Agreement substantially in form of Exhibit 7 hereto.

                  (g) Dearing shall have executed and delivered a Non-Competition Agreement substantially in form of Exhibit 8 hereto.

                  (h) None of the Persons listed on Schedule 10.02 attached hereto shall have announced an intention to cease employment with the Company.

                  (i) Based on the written opinion of Deloitte & Touche, the Parent shall have no basis for believing that the Mergers will not be accounted for as a pooling-of-interests in accordance with GAAP or that such accounting treatment will not be accepted by the Securities and Exchange Commission.

                  (j) There shall have been no Material Adverse Change on or prior to the Closing Date.

                  (k) There shall be no action, suit, investigation or proceeding pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties before any court, arbitrator or Governmental Authority.

                  (l) Parent shall have completed to its reasonable satisfaction an investigation of the financial statements of the Companies and the Subsidiaries.

                  (m) The Company Shareholders shall have delivered or caused to be delivered to the Parent the resignations of Alan M. Trager, Eleanor Hoagland, Arthur Goetchius and Jonathan Brown.

                  (n) The Company Shareholders shall have delivered a consent to assignment of lease, in form and substance satisfactory to Parent, executed by Rockefeller Center Properties with regard to assignment to Parent of the Lease dated August 28, 1995 between Capital Advisers and Rockefeller Properties.

                  (o) Parent shall have obtained long-term service agreements with FFTW Funds, Inc. and related entities and TIFF related entities at the compensation levels set forth in the current agreements with Capital Services.

                  (p) Parent shall have received confirmation, in form and substance satisfactory to Parent, that the broker/dealer license held by Capital Services and the Investment Adviser registration held by Capital Advisers have been transferred to a third party or parties or withdrawn, as the case may be.

                  (q) Each Company Shareholder shall have delivered to Parent the certification required by Section 6.07(c) hereof.

                  (r) Each of the Company Shareholders shall have executed a Written Consent of Shareholders approving each of the Mergers.

         10.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANIES AND THE COMPANY SHAREHOLDERS. The obligation of the Companies and the Company Shareholders to consummate the Mergers is subject to the satisfaction of the following further conditions:

                  (a) (i) Parent and each Merger Sub shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of Parent and each Merger Sub contained in this Agreement, in each Ancillary Agreement and in any certificate or other writing delivered by Parent or a Merger Sub pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) the Company Shareholders shall have received a certificate signed by the Chief Financial Officer of Parent to the foregoing effect.

                  (b) The Company Shareholders shall have received an opinion of Parent's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Company Shareholders and their counsel.

                  (c) Parent shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 5.03, in each case in form and substance reasonably satisfactory to Company Shareholders, and no such consent, authorization or approval shall have been revoked.

                  (d) From the date of this Agreement through the Closing Date there shall not have occurred any event that would have or would be reasonably likely to have a material adverse effect on the financial condition, business or operations of Parent and its subsidiaries taken as a whole; provided that an event will not be deemed to have occurred solely as a result of fluctuations in the value of Parent's Common Stock due to or arising from general market conditions or any public disclosures by Parent.

                  (e) There shall be no action, suit, investigation or proceeding pending or threatened against or affecting Parent before any court, arbitrator or Governmental Authority which suit, investigation or proceeding would be reasonably likely to have a material adverse effect on the financial condition, business or operations of Parent and its subsidiaries taken as a whole.

                  (i) Parent shall have delivered a consent to assignment of lease executed by Rockefeller Center Properties with regard to assignment to Parent of the Lease dated August 28, 1995 between Capital Advisers and Rockefeller Properties.

                  (j) The Company Shareholders shall have received all items specified in this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.


                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

         11.01 SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations and warranties of the Companies, the Company Shareholders, Parent and the Merger Subs contained in this Agreement, or in any of the Ancillary Agreements, as the case may be, or in any Exhibit or Schedule delivered pursuant hereto or thereto shall survive the Closing Date, but shall expire on the earlier of the first anniversary of the Closing Date or the Parent's first public announcement of its earnings following completion by Parent's independent public accountants of the first audit of Parent's financial statements following the Closing Date covering the combined operations of Parent and the Companies, except that (i) the Companies' and the Company Shareholders' representations and warranties in Sections 4.16, 4.17, 4.19 and 9.02 hereof shall expire upon the expiration of all statutes of limitation applicable thereto; and (ii) the Companies' and the Company Shareholders' representations and warranties in Section 4.02, 4.05 and 4.24 hereof, and Parent's and the Merger Subs' representations and warranties in Section 5.02, 5.03, 5.04, 5.06,
5.08 and 5.09 hereof, shall survive indefinitely, and except with respect to, and to the extent of, any claim of which written notice specifying, in reasonable detail, the nature and amount of the claim has been given by one party to the other prior to such expiration. The respective covenants and agreements of the Companies, the Company Shareholders, Parent and the Merger Subs contained in this Agreement or in any Exhibit or Schedule attached hereto (including, without limitation, the respective indemnification obligations of the Company Shareholders and Parent set forth in Sections 11.02(a) and (b) hereof) shall survive the consummation of the Mergers.

         11.02  INDEMNIFICATION.

                  (a) Subject to Section 11.01 above, each Company Shareholder, jointly and severally, agrees to indemnify, defend and hold harmless Parent, its directors, officers, agents and Affiliates from and against any and all costs, losses, damages or liabilities (including, without limitation, reasonable attorneys' fees, costs and expenses, assessments, interest and any penalties) (collectively, "Losses" and individually, a "Loss") incurred or suffered by Parent, its directors, officers, agents or Affiliates with respect to or in connection with:

                           (i) the failure of any representation or warranty made in or pursuant to this Agreement or the Ancillary Agreements or in the Schedules attached hereto or thereto by the Companies or the Company Shareholders to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; or

                           (ii) any breach or nonfulfillment of any covenant or obligation of either Company or the Company Shareholders under this Agreement.

                  The Company Shareholders shall not be liable under Section
11.02 (a)(i) unless and until the aggregate amount of all Losses with respect to all matters referred to in Section 11.02 (a)(i) exceeds $50,000; provided, however, that once the aggregate amount of all such Losses exceeds $50,000, the Company Shareholders shall be liable for the full amount of all such Losses. The Company Shareholders' aggregate maximum liability and obligation under this
Article XI shall not exceed the sum of the Services Consideration Value and the Advisers Consideration Value.

                  (b) Subject to Section 11.01 above, Parent agrees to indemnify, defend and hold harmless the Company Shareholders and their Affiliates from and against any and all Losses incurred or suffered by any Company Shareholder or any of its Affiliates with respect to or in connection with:

                           (i) the failure of any representation or warranty made in or pursuant to this Agreement, the Ancillary Agreements attached hereto or thereto by Parent or the Merger Subs to be true and correct in all respect as of the date of this Agreement and as of the Closing Date; or

                           (ii) any breach or nonfulfillment of any covenant or obligation of Parent or the Merger Subs under this Agreement.

         11.03    INDEMNIFICATION PROCEDURE.

                  (a) Within a reasonable time after the incurrence of any Loss or Losses by the party seeking indemnification (the "Indemnified Party"), including, without limitation, any claim by a third party described in Section 11.03(c) hereof, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the "Indemnifying Party") a certification (the "Certificate"), which Certificate shall:

                           (i) state that the Indemnified Party has paid or properly accrued Losses, or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

                           (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder.

                  (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within thirty (30) days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction.

                  (c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurrence by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party, and the payment of expenses). Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the Indemnifying Party shall have failed, within twenty (20) days after having been notified by the Indemnified Party of the existence of such claims provided in the preceding sentence, to assume the defense of such claim or to notify the Indemnified Party in writing that it will assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to the Indemnifying Party which are not available to, or the assertion of which would be adverse to the interests of, the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Loss or liability by reason of such settlement or judgment.

                  (d) Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in paragraph (b), claims for Losses the validity and amount of which have been the subject of resolution by judicial determination as described in paragraph (b), and claims for Losses the validity and amount of which shall have been the subject of a final order or judicial determination after appeal (if elected by the Indemnifying Party) as described in paragraph (c) are hereinafter referred to, collectively, as "Agreed Claims". Within twenty (20) Business Days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer to the bank account or accounts designated in writing by the Indemnified Party not less than one (1) Business Day prior to such payment or, if Parent elects to proceed against the Escrow Amount, by providing written notice of an Agreed Claim to the Escrow Agent as set forth in the Escrow Agreement.

         11.04 CLAIMS AGAINST ESCROW. In the event of any Loss or Losses suffered by Parent, its directors, officers, agents or Affiliates for which they are entitled to indemnification pursuant to Section 11.02(a) hereof, or if Parent, its directors, officers, agents or Affiliates are entitled to be indemnified by, or receive any payments from, Company Shareholders under any other provision of this Agreement or any of the Ancillary Agreements, Parent shall be entitled, inter alia, in its sole discretion, and in addition to any right to indemnification it may have under this Article XI, to proceed against the Escrow Amount held in escrow pursuant to the Escrow Agreement in accordance with the procedures set forth therein; provided, however, that the foregoing right to proceed pursuant to the Escrow Agreement shall be cumulative and in addition to, and shall not in any way limit or preclude, any other remedy available to Parent, its directors, officers, agents Affiliates against Company Shareholders for failure to make any such indemnification or payments.

         11.05. NO WAIVER. No waiver of a closing condition by either Parent or the Company Shareholders shall limit its rights under Section 11.02. The parties hereto shall identify in writing any closing condition so waived and of which the individual or individuals waiving such closing condition on behalf of a party has actual knowledge.

         11.06. SOLE REMEDY. The sole and exclusive remedies under this Agreement or the Ancillary Agreements available to any Indemnified Party for the failure of any representation and warranty made in or pursuant to this Agreement or the Ancillary Agreements to be true and correct, are the indemnities set forth in this Article XI. Parent shall not be entitled to indemnification from the Company Shareholders in respect of any Loss or Losses to the extent and only to the extent that Parent has received payment for such Loss or Losses in the form of a purchase price adjustment under Section 3.01(a) or Section 3.01(b) hereof.


                                   ARTICLE XII

                                   TERMINATION

         12.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by written agreement of the Companies, the Company Shareholders, Parent and the Merger Subs;

                  (b) By Parent, if there has been a material breach of this Agreement on the part of either Company or either Company Shareholder with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured by the earlier of the Closing Date or within 10 business days after written notice thereof from Parent;

                  (c) By the Companies or the Company Shareholders if there has been a material breach of this Agreement on the part of Parent with respect to any of its covenants, representations or warranties contained herein and such breach has not been cured by the earlier of the Closing Date or within 10 business days after written notice thereof from the Companies or the Company Shareholders, as the case may be; or

                  (d) By Parent, the Companies or the Company Shareholders if, at or before the Closing, any conditions set forth herein for the benefit of Parent, the Companies or the Company Shareholders, as the case may be, (i) shall not have been timely met or (ii) shall have become impossible to satisfy; or

                  (e) By Parent, the Companies or the Company Shareholders if:
(i) the Closing shall not have occurred on or before May 31, 1998 or such later date as may have been agreed upon in writing by the parties hereto; provided, that the right to terminate this Agreement under this clause (i) shall not be available to any party if such party's breach of any representation, warranty or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; (ii) there shall be a final nonappealable

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



order of a federal or state court in effect preventing consummation of the Mergers; (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Mergers by any governmental agency or entity which would make consummation of the Mergers illegal; or (iv) there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the Mergers by any governmental agency or entity, which would (A) prohibit Parent's ownership or operation of all or a material portion of the business of the Companies, or compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Companies or Parent as a result of the Mergers or (B) render Parent, the Companies or the Company Shareholders unable to consummate the Mergers.

         The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

         12.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.04, 6.05, 7.01, 8.03, 12.02, 13.03 and 13.04 shall survive any termination hereof pursuant to Section 12.01.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01. COMPANY SHAREHOLDERS. For the purpose of this Agreement, each of Trager and Dearing is a separate party.

         13.02. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to Parent, to:

                  John E. Henry
                  General Counsel
                  Investors Financial Services Corp.
                  200 Clarendon Street
                  PO Box 9130
                  Boston, MA 02117-9130
                  Telecopy:  (617) 351-4282

         with a copy to:

                  Steven C. Browne
                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA 02110
                  Telecopy: (617) 248-7100


         if to the Companies, to:

                  Alan M. Trager
                  AMT Capital Services, Inc.
                  600 Fifth Avenue, 26th Floor
                  New York, NY
                  Telecopy:  (212) 332-5199

         with a copy to:

                  Ruth L. Lansner
                  Gilbert, Segall and Young, LLP
                  430 Park Avenue
                  New York, NY 10022
                  Telecopy: (212) 644-4051

         if to a Company Shareholder:

                  at the address shown in Schedule 4.02


         13.03.  AMENDMENTS; NO WAIVERS.

                  (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed by Parent, the Companies and each of the Company Shareholders.

                  (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         13.04. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that if the Closing shall occur, all such costs and expenses incurred by the Companies shall be paid by the applicable Company or the Parent.

         13.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Parent of its obligations hereunder.

         13.06. FURTHER ASSURANCES. From time to time after the Closing, at the request of Parent and without further consideration, Company Shareholders will execute and deliver to Parent such other documents, and take such other action, as Parent may reasonably request in order to consummate more effectively the Mergers and to vest in Parent good, valid and marketable title to the Shares.

         13.07. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of such state.

         13.08. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

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



         13.09. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         13.10. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         13.11. JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Massachusetts, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the Commonwealth of Massachusetts.




                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



COMPANY SHAREHOLDERS:                 INVESTORS FINANCIAL SERVICES CORP.


______________________________        By____________________________
Alan M. Trager                             Kevin J. Sheehan
                                           President and Chief Executive Officer


------------------------------
Carla E. Dearing                      INVESTORS ACQUISITION SUB I


                                      By____________________________
                                           Kevin J. Sheehan
                                           President and Chief Executive Officer


AMT CAPITAL SERVICES, INC.            INVESTORS ACQUISITION SUB II


By  /s/Alan M. Trager                 By  /s/Kevin J. Sheehan
                                           Kevin J. Sheehan
Name:  Alan M. Trager                      President and Chief Executive Officer

Title:  Chairman



AMT CAPITAL ADVISERS, INC.


By  /s/Alan M. Trager

Name:  Alan M. Trager

Title:  President


                                       35